UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2010

Garmin Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	0-31983 (Commission File Number)	98-0229227 (I.R.S. Employer Identification No.)

P.O. Box 10670, Grand Cayman KY1-1006
Suite 3206B, 45 Market Street, Gardenia Court
Camana Bay, Cayman Islands
 (Address of principal executive office)(Zip Code)

(345) 640-9050
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On April 9, 2010, the board of directors of Garmin Ltd. (the "Company") approved, and the Company and Computershare Limited entered into, an amendment to that certain Rights Agreement between the Company and Computershare Limited, as successor to UMB Bank, n.a., dated as of October 25, 2001, as amended on November 7, 2005 (the "Rights Agreement"), to permit notice to be made to rights holders through the filing of a Current Report on Form 8-K with the Securities and Exchange Commission, as an alternative to the current provisions which permit notice by first-class mail only.  The amendment, approved by the Company's Board  in accordance with Section 26 of the Rights Agreement, is attached hereto as an exhibit and incorporated by reference.

Also on April 9, 2010, the board of directors of the Company ordered the redemption of the rights issued to the Company's shareholders pursuant to the Rights Agreement, such redemption to take effect on April 15, 2010.  In accordance with Section 23 of the Rights Agreement, the Company will redeem the rights in exchange for a cash payment of $0.001 per right (the "Redemption Consideration").  The Redemption Consideration is payable to shareholders of record on April 15, 2010 and will be paid on April 30, 2010, along with the Company's annual dividend.  This Current Report on Form 8-K constitutes valid notice of the redemption of the rights in accordance with the Rights Agreement, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Amendment dated as of April 9, 2010 to the Rights Agreement dated as of October 25, 2001 between the Company and Computershare Limited, as successor to UMB Bank, n.a.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Garmin Ltd.

By:	/s/ Andrew R. Etkind
Andrew R. Etkind Vice President, General Counsel and Secretary

Date: April 9, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment dated as of April 9, 2010 to the Rights Agreement dated as of October 25, 2001 between the Company and Computershare Limited, as successor to UMB Bank, n.a.